EXHIBIT 10.1

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Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We were previously the independent accountants for SITI-Sites.com, Inc., and on May 25, 2000 we reported on the consolidated financial statements of SITI-Sites.com, Inc. and subsidiary as of and for the year ended March 31, 2000. On October 2, 2000, we informed SITI-Sites.com, Inc. that we had merged with McGladrey & Pullen, LLP and we would no longer be the independent accountants of SITI-Sites.com, Inc. We have read SITI-Sites.com, Inc. statements included under
Item 4 of its Form 8-K for October 9, 2000 and we agree with such statements.


/s/ Edward Isaacs & Company LLP
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White Plains, New York
October 4, 2000